Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the OmniAb, Inc. 2022 Incentive Award Plan and the OmniAb, Inc. 2022 Employee Stock Purchase Plan of our report dated March 18, 2025, with respect to the consolidated financial statements of OmniAb, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California
March 18, 2025